                                                                   Exhibit 10.13

                      ELECTRONIC DATA PROCESSING AGREEMENT

This Agreement is made and entered into this 14 day of April 1998 by and between First Commerce Technologies, Inc., Lincoln, Nebraska, hereinafter referred to as Processor, and Firstate Bank of Colorado, Northglenn Colorado, including all existing branches, hereinafter referred to as Client, and supercedes any and all other prior such Agreements upon the following terms and condition:

       1.      Services.

               Processor will provide to Client the electronic data processing services described in attached Addendum A,

        2.     Fees And Charges.

               Client agrees to pay processor, via the ACII network on the fifteenth day of each month, processing fees as set forth on Addendum B for services performed the previous month. Processor, at its option, may impose a charge of 1 112% per month on account balances not paid by the due date. Charges for services performed for the Client by the Processor which are not specified in Addendum B will be at a price and upon the terms and conditions agreed to by the parties at the time the Client requests such services.

               In order to adjust for the effects of inflation, after the first twelve months of this Agreement, and semiannually thereafter, all fees and charges reflected in this Agreement will be increased, but not decreased, based on changes in the Consumer Price Index for All Urban Consumers - Other Goods and Services (the "CPI-U") as published by the U.S. Department of Labor, Bureau of Labor Statistics. The first adjustment to be made at the beginning of the thirteenth month will be equal to the percent of change over the one year period for the twelve consecutive most recent months of information published. This annual adjustment will not be less than 3% nor more than 9%. Subsequent semiannual adjustments will reflect the CPI-U change in each respective six month period and will not be less than 1 1/2% nor more than 4 1/2% in any one period.

               In addition to the charges described above, Client agrees to pay for any sales, use, or other tax or charge, levied or assessed upon or as a result of the performance of any service pursuant to this Agreement or materials furnished with respect to this Agreement, except taxes based on Processor's income.

        3.     Term.

               The original term of this Agreement shall be for a period of three (3) yeas beginning on APRIL 1, 1998,

        4.     Input Data.

               Client will provide Processor input data in a format acceptable to or designated by Processor. Input data shall be complete and correct, in a condition suitable for machine processing and compatible with the data processing equipment and programs of Processor. If the data submitted by the Client to the Processor are incorrect, incomplete, or not in the form designated by Processor, Client will pay Processor for any additional work performed to correct or complete the data.

               Processor may rely upon any data, information, or instructions provided by Client. If any error results from incorrect input supplied by Client, Client shall be responsible for discovering and reporting such error and supplying the data necessary to correct such error.

                                                                   Exhibit 10.13

        5.     Delivery Schedule.

               Client will deliver input data to the Processor as established by Addendum C. This schedule will be subject to mutually agreed upon changes based upon the need and convenience of the Client and the Processor. The priority for processing Clients data will be established by Processor in accordance with a policy of providing reasonable and efficient delivery of services to all Clients.

        6.     Contact Representative.

               Client will designate a qualified individual who will handle all relations with the Processor. At the time of the conversion, Processor will train the contact representative in the use of the data processing system(s).

        7.     System Modification.

               The Processor will notify the Client of changes in the system which affect procedures or reports and require Client to take action with respect to such changes. These notifications shall be in the form of addenda to the User Manual.

        8.     Electronic, Transactions.

               Client authorizes Processor to facilitate the origination and receipt of transactions to and from the National Automated Clearing House Association (ACH). Client shall comply with all rules, regulations, and operating procedures of the ACH or its operators as in effect from time-to-time and shall enter into all agreements required by the ACH or its operators. All entries into the system shall be under the route transit identification number of a financial institution to be designated by Client and all clearing and settlement for such entries shall be conducted through such financial institution.

        9.     Laws: Regulations.

               Client shall be responsible for determining the applicability of all state and federal laws and regulations including, but not limited to, laws and regulations governing interest rates, charges, penalties, disclosures, timing, applicable law and conflict of laws, and to adopt standards, policies, practices and procedures consistent with such laws and regulations. Processor assumes no responsibility with respect to such determinations and expressly limits its obligation to processing data supplied to Client in accordance with this Agreement.

        10. IRS Filing.

               Client represents to Processor that it has complied with all laws, regulations, procedures. and requirements in attempting to secure correct Tax Identification Numbers (TINs) for Client's payees and agrees to attest to this compliance by affidavit provided annually, Client authorizes Processor to act as Clients agent and sign on Clients behalf any affidavit required by the Internal Revenue Service with respect to TINs.

               Client acknowledges that Processor's execution of IRS Affidavits on Clients behalf does not relieve Client of responsibility to provide accurate TINs or liability for any penalties which may be assessed for failure to comply with TIN requirements.

        11.    Confidentiality.

               Processor shall hold in confidence all information received by it in the course of rendering services designated herein relating to the Clients assets, liabilities, or the assets, liabilities, business or affairs of any of the Clients customers. Processor may disclose Client information pursuant to (1) any law of the United States or any

                                                                   Exhibit 10.13

               state; (2) the order of any court or governmental agency; (3) the rules and regulations of any governmental agency; (4) any subpoena; or (5) any rule of discovery in connection with any civil or criminal action. Upon termination Processor shall return to Client all information in its possession in whatever form held.

        12.    Ownership.

               All data, documentation, specifications, tapes and programs furnished by the Client shall remain the property of the Client. Files, documentation and records developed by the Processor from data furnished by the Client shall be the property of the Processor and shall remain the property of the Processor upon termination of this Agreement. All specifications, tapes, and programs used or developed by Processor in connection with this Agreement (except those furnished by Client) are and shall remain the sole property of Processor.


       13.     Risk Of Loss.

               Client will deliver and/or transmit the required input to Processor at Client's expense and pay the cost of delivery and for transmission back to Client. Client will maintain source data and other backup media sufficient for file and input data recreation in order to mitigate against the, possibility of loss of input data and Client data maintained by Processor.

               Processor will bear the risk of loss with respect to items in its custody, but only to the, extent of the cost to replace or repair the material on which the items or records arc recorded.

               Processor will bear no risk of loss for items that are not machine-readable, including, but not limited to, mutilated currency, food coupons, bond coupons, credit card merchant receipts, and foreign checks.

       14.     Catastrophic Loss Or Malfunction.

               Processor will maintain industry acceptable procedures for emergency processing in the event of catastrophic hardware loss or malfunction.

       15.     Insurance.

               Throughout the term of the agreement, Processor shall maintain insurance coverage (or shall be self insured) for losses from fire, disaster, and other causes contributing to interruption of these services. The proceeds, of such insurance shall be payable to Processor. Nothing in this agreement shall be construed as to permit Client to receive any of such proceeds, or to be named as an additional loss payee under any insurance policy.

       16.     Disclaimer of Warranties.

               PROCESSOR DISCLAIMS ALL WARRANTIES, WHETHER WRITTEN, ORAL, EXPRESSED, OR IMPLIED INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

       17.     Indemnification

               Except for losses, liabilities, damages, costs or expenses as might be incurred or to which Processor may be subjected by reason of its own negligence or willful misconduct Client agrees to indemnify and bold the Processor harmless from all loss, liability, costs, damages and expenses (including reasonable attorney's fees) to which Processor may be subjected, or which may be incurred in connection with any claim by third parties which may arise out of or as a result of this Agreement or the performance by Processor of services hereunder.

                                                                   Exhibit 10.13

       18.     Limitation Of Liability.

               Processor agrees to perform data processing services herein in a commercially reasonable manner, which is similar to the services provided by it to its other Clients, and no other or higher degree of care. In no event shall the Processor, its employees or agent be liable for any failure of delay in processing due to fire, flood, other natural catastrophe, the failure of data processing or handling equipment, strike or other causes beyond Processor's reasonable control. PROCESSOR, ITS AGENTS OR EMPLOYEES WILL IN NO EVENT BE LIABLE FOR ANY INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES INCURRED BY CLIENT INCLUDING, BUT NOT LIMITED TO, LOSS OF INTEREST, LOSS OF INCOME, OR LOSS OF BUSINESS OPPORTUNITY REGARDLESS OF WHETHER PROCESSOR WAS ADVISED OF THE POSSIBLE OCCURRENCE OF SUCH DAMAGES.

       19.     Information To Third Parties.

               Processor will furnish data processing information to such regulatory authorities, auditors, or examiners or such other parties as requested by Client in writhing. Client will pay any fees incurred for producing such information.

       20.     Financial Information.

               Processor shall make available to the Client, upon request, an annual report on the financial condition of the Processor.

       21.     Audit.

               Processor shall, upon request, provide Client one (1) copy of the report resulting from the third party review by Processor's independent certified public accountants. Processor shall, upon request, make available for Clients review a current copy of Processor's Disaster Recovery Plan. Client (or a Representative of the Client) shall have the right to perform additional audit procedures on Processor. Client assumes responsibility for all costs associated with the performance of Client's additional audit procedures, including expenses incurred by Processor related to such procedures.

       22.     Continuation After Term.

               This, Agreement shall automatically renew for successive contract terms equal to the original term, unless written notice is delivered by either Client or Processor to the other at least nine (9) months prior to the expiration of the original term hereof or any renewal or extension thereof.

       23.     Early Termination.

               Client may terminate the Agreement before expiration of the original term of this Agreement, upon satisfaction of each of the following conditions.- (a) Client shall have been acquired by another financial institution; (b) within six months after it is acquired Client shall have notified Processor in writing of its intention to terminate, with such notice providing for a termination date not less than one year thereafter; and (c) Client shall have paid Processor a fee, which shall accompany the foregoing termination notice, equal to 40% of the scheduled processing fee which would have been paid from the actual termination date through the original term of the Agreement. For any portion of the processing fee which may be volume sensitive as set forth on Addendum B, the termination charge for such portion shall be based on the average processing fee assessed for the three (3) calendar months immediately preceding the month of notice.

                                                                   Exhibit 10.13

               If processor fails to provide or offer services consistent with Year 2000 requirements, Client may terminate this Agreement by giving Processor a six (6) month notice of termination and not be liable for any other termination fee.

       24.     Default.

               If Client is in default of any of its obligations hereunder, including nonpayment of processing fees, Processor may, at its option and in addition to all other remedies immediately terminate the Agreement as to future obligations without further notice.

       25.     Disposition of Client Data.

               At the expiration of this Agreement, Processor may dispose of any data left by Client unless written instructions for disposition are received within ten (10) days of the termination date. Client shall pay any expense incurred and disposing of or transferring the data to another processor.

       26.     User Manual.

               Processor agrees to provide Client with one User Manual for each application. Client agrees to abide by the procedures, instructions, and conditions set forth in the User's Manual. Processor may periodically amend and/or update the Users Manual, and will provide Client with documentation regarding such amendments and updates.

       27.     Year 2000 Statement.

               FCT acknowledges the responsibility for assuring that its active systems effectively handle Year 2000 conditions. As such, FCT is making the necessary adjustments to appropriate systems to accommodate the calendar rollover to the Year 2000. In addition, a significant testing program is being implemented to ensure that our mission critical applications process Year 2000 dates correctly.

       28.     Miscellaneous.

                              A.   Addenda     All addenda and other schedules
                                               or exhibits attached to or
                                               referred to in this Agreement
                                               shall be deemed to be a part of
                                               this Agreement as if fully set
                                               forth.

                              B.   Notices     All notices required or permitted
                                               under this Agreement shall be
                                               given in writing and shall be
                                               deemed given when mailed, first
                                               class, postage prepaid, addressed
                                               to the party at the address set
                                               forth in connection with the
                                               party's signature or such other
                                               address as any party shall
                                               provide to the other by notice.

                              C.    Use of Services

                                               Client will use the services
                                               provided under this Agreement
                                               only for its own internal
                                               business purposes and will not
                                               sell or otherwise provide,
                                               directly or indirectly, any such
                                               services or any portion thereof
                                               to any third party.

                                                                   Exhibit 10.13

                              D.    Entire Agreement

                                               This Agreement, together with the
                                               Addenda hereto, constitutes, the
                                               entire agreement between
                                               Processor and Client with respect
                                               to the subject matter hereof.
                                               There are no restrictions,
                                               promises, warranties, covenants,
                                               or undertakings other than those
                                               expressly set forth herein. This
                                               Agreement supersedes all prior
                                               negotiations, agreements, and
                                               undertakings between the parties
                                               with respect to such subject
                                               matter.

        IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first above written and have executed the Agreement on the date set forth in connection with their respective signatures.



        First Commerce Technologies, Inc.        Firstate Bank of Colorado
        126 North 11th Street, P.O. Box 82414    11210 Huron Street
        Lincoln, Nebraska 68501                  Northglenn, CO 80234

        Signature: /s/ J. Michael Tadlock        Signature: /s/ Timothy D. Wiens
                  -----------------------                  ---------------------
        Print Name: J. Michael Tadlock           Print Name: Timothy D. Wiens
                   ----------------------                   --------------------
        Title: Senior Vice President             Title: Pres & CEO
              ---------------------------              -------------------------
        Date: 4/16/98                            Date: 4-14-98
             ----------------------------             --------------------------

                                                                   Exhibit 10.13

                                   ADDENDUM A

This is an Addendum to the Electronic Data Processing Agreement dated 4-14-98. Processor will provide the following services to client as set forth in the User's Manual.

Standard applications included in the "basic fee" on Addendum B.

          Demand Deposit Accounting (DDA)
          Savings Accounting System (SAS)
          Certificates Of Deposit (CDS)
          Individual Retirement Accounting (IRA)
          Loan Accounting System (LAS)
          General Ledger System (GLS)
          Client Services Information (CSI)
          Tax Reporting System (TRS)
          Funds Transfer System (FES)
          Asset Participation System (APS)
          Card Management System (CMS)
          Bond Accounting., System (Bonds)

  Additional applications included on Addendum B:

          Online System (OLS)
          Online input and inquiry transactions
          Item Processing Services (Schedule A)
          View/Print/Archive Report Software
          Deposit Platform Software
          Reportwriter Software
          FCT Safe Deposit Box
          FTI  Accounts Payable
          Cash Management Software
          Voice Response


  First Commerce Technologies, Inc.         Firstate Bank of Colorado
  126 North 11th Street, P.O. Box 82414     11210 Huron Street
  Lincoln, Nebraska 68501                   Northglenn, CO 80234

  Signature: /s/ J. Michael Tadlock         Signature: /s/ Timothy D. Wiens
            -----------------------                   ---------------------
  Print Name: J. Michael Tadlock            Print Name: Timothy D. Wiens
             ----------------------                    --------------------
  Title: Senior Vice President              Title: Pres & CEO
        ---------------------------               -------------------------
  Date: 4/16/98                             Date: 4-14-98
       ----------------------------              --------------------------

                                                                   Exhibit 10.13

                                   ADDENDUM B

This is an Addendum to the Electronic Data Processing Agreement dated 4-14-98.

Processing will be provided as follows:
         Data Center Services processing with full on-line input and inquiry with reports printed in the Processing Center and transported by ground to Client's facility the processing center and ground transported to Client's facility.

Processing fees will be paid by Client to the Processor for the applications listed on Addendum A.

BASE FEE
       The following base monthly processing fee applies to the standard applications listed on Addendum A.

        Base Monthly Processing Fee;                 $9,390.00
               Up to 17,000 accounts      Included in Base Fee
           17,001 to 25,000 accounts         $0.60 per account
                Over 25,000 accounts         $0.55 per account

         All additional applications listed on Addendum A will be charged based on fees provided in Schedule A or contracted for separately.

Additional Fees:

1) All phone line charges, drops and installation fees. Charges are passed on to the user bank in relationship to amounts charged by provider, and may be adjusted periodically.

2) Transportation of data and/or items to and from the data center. Charges are passed on to the user bank in relationship to the amounts charged by provider, and may be adjusted periodically.

3) Equipment purchases and maintenance, leased equipment and repairs are contacted for separately.

4) Custom forms may be printed on bank premise at bank expense. In an In-Bank printing environment, user bank is responsible for all paper and forms printed in bank. Purchasing of supplies, stock paper, statements, and special forms may be made through FCT to get quantity pricing.

5) All FRAD's, modem, modern sharing devices, and converters for telephone communications are leased and contacted for separately.

6)     FCT's Online System (Online input and inquiry transactions)

7)     Item Processing Services (Schedule A)

8)     View/Print/Archive Report Software

                                                                   Exhibit 10.13

9)     Microfiche Generation Service

The pricing set forth in this,; Addendum B will be adjusted for increased volume as reflected above. If, through acquisitions, mergers or other means, the client significantly increases the number of accounts, volume of transactions or number of branches, Processor reserves the right to adjust the monthly processing fee of this Agreement with mutual agreement of the Client.



  First Commerce Technologies, Inc.         Firstate Bank of Colorado
  126 North 11th Street, P.O. Box 82414     11210 Huron Street
  Lincoln, Nebraska 68501                   Northglenn, CO 80234

  Signature: /s/ J. Michael Tadlock         Signature: /s/ Timothy D. Wiens
            -----------------------                   ---------------------
  Print Name: J. Michael Tadlock            Print Name: Timothy D. Wiens
             ----------------------                    --------------------
  Title: Senior Vice President              Title: Pres & CEO
        ---------------------------               -------------------------
  Date: 4/16/98                             Date: 4-14-98
       ----------------------------              --------------------------

                                                                   Exhibit 10.13

                                   ADDENDUM C


This is an Addendum to an Electronic Data Processing Agreement dated 4-14-98.


Delivery schedules as of the date of this Addendum are as follows:

         Client shall have available for courier pick up all input data on or before, 4:00 p.m. on each day Monday through Friday.

         Processor shall deliver by courier all output data on or before 8:00 a.m. each day Tuesday through Saturday,




    First Commerce Technologies, Inc.         Firstate Bank of Colorado
    126 North 11th Street, P.O. Box 82414     11210 Huron Street
    Lincoln, Nebraska 68501                   Northglenn, CO 80234

    Signature: /s/ J. Michael Tadlock         Signature: /s/ Timothy D. Wiens
              -----------------------                   ---------------------
    Print Name: J. Michael Tadlock            Print Name: Timothy D. Wiens
               ----------------------                    --------------------
    Title: Senior Vice President              Title: Pres & CEO
          ---------------------------               -------------------------
    Date: 4/16/98                             Date: 4-14-98
         ----------------------------              --------------------------

                                                                   Exhibit 10.13

                        FIRST COMMERCE TECHNOLOGIES, INC.

                                   Schedule A
                            ITEM PROCESSING SERVICES
                                  FEE SCHEDULE

   Service Description                                            unit                                 Service Fee

   ITEM CAPTURE
   Inclearing Item Capture                                      Per Item             ......................$ 0.010
   Proof of Deposit (POD) Item Capture                          Per Item             ......................$ 0.015
   Transit/Clearing Item Capture & Cash Letter Sort             Per Item             ......................$ 0.011
   Check Archival Image                                         Per Item             ......................$ 0.005
   Proof of Deposit Adjustment...............................Per Adjustment................................$  0.50
   Reject/Re-Entry..............................................Per Item...................................$  0.05
   STATEMENT PRINTING
   Laser Printed Statement Image................................Per Page...................................$ 0.105
   STATEMENT RENDERING
   Truncated Statement DDA & Savings...........................Per Account.................................$  0.10
   Image Statement DDA.........................................Per Account.................................$  0.15
   Non-Truncated Statement DDA.................................Per Account.................................$  0.30
   Statement Stuffers..........................................Per Insert..................................$  0.013
   Postage & Pre-Sorting......................................Per Envelope.................................At Cost
   IMAGE SERVICES
   PC Image Software & Setup....................................Per PC.....................................$750.00
   Daily Paid Items File Maintenance............................Per Day....................................$ 22.75
   Online Access via PC...........................................TBD...............Price Based on Service Request
   CD-ROM Archival (25,000 items per CD)........................Per CD.....................................$ 25.00
   CD-ROM Commercial Accounts...................................Per CD.....................................$ 25.00
   OPTIONAL SERVICES
   Courier Services...........................................Per Delivery.................................At cost
   Programming Support Service Request..........................Per Hour...................................$ 75.00
   Check Photocopy..............................................Per Item...................................$  1.00
   Check Research Services / Bookkeeping Services...............Per Hour...................................$ 23.50
   Fax Services ................................................Per Page...................................$  1.25
   3 Year Service Agreement Surcharge...........................................12% of Total Monthly Service  Cost

    First Commerce Technologies, Inc.       Firstate Bank of Colorado
    126 North 11th Street, P.O. Box 82414   11210 Huron Street
    Lincoln, Nebraska 68501                 Northglenn, CO 80234

    Signature: /s/ J. Michael Tadlock       Signature: /s/ Timothy D. Wiens
              -----------------------                 ---------------------
    Print Name: J. Michael Tadlock          Print Name: Timothy D. Wiens
               ----------------------                  --------------------
    Title: Senior Vice President            Title: Pres & CEO
          ---------------------------             -------------------------
    Date: 4/16/98                           Date: 4-14-98
         ----------------------------            --------------------------